UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

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ADVANCED SERIES TRUST

SUPPLEMENT DATED MAY 15, 2020

TO THE

PROXY STATEMENT DATED MAY 26, 2020

FOR THE

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 14, 2020

Please note that Exhibit B of the Proxy Statement, which provides the number of Shares Outstanding of the AST Jennison Global Infrastructure Portfolio, was incorrect. As such, to correct number of Shares Outstanding as of the Record Date, Exhibit B is replaced in its entirety with the following:

OUTSTANDING SHARES

The following table sets forth the outstanding shares of the AST Jennison Global Infrastructure Portfolio (the "Jennison Portfolio") as of April 17, 2020. Each whole Share of the Jennison Portfolio is entitled to one vote as to the Proposal, and each fractional share is entitled to a proportionate fractional vote.

			Shares
Portfolio			Outstanding
AST Jennison Global Infrastructure Portfolio			1,178,001.114

		Total Share
Portfolio	Registration & Address	Balance	% of Portfolio
AST Jennison Global Infrastructure Portfolio	Pruco Life Insurance Company	533,195.540	45.26%
	Plaz Annuity
	Attn: Separate Accounts 7th Floor
	213 Washington Street
	Newark NJ 07102-0000

	PALAC Seed Account	499,594.595	42.41%
	Attn: Public Investment Ops
	655 Broad Street, 17th Floor
	Newark NJ 07102

	Pruco Life Insurance Company	144,805.574	12.29%
	PLNJ Annuity
	Attn: Separate Accounts 7th Floor
	213 Washington Street
	Newark NJ 07102-0000